DRAFT: 2 (7.3.03)



              SEVENTH ISSUER PAYING AGENT AND AGENT BANK AGREEMENT


                           DATED {circle} MARCH, 2003


                           HOLMES FINANCING (NO.7) PLC

                              (THE SEVENTH ISSUER)

                                       AND

                       JPMORGAN CHASE BANK, LONDON BRANCH

                   (THE PRINCIPAL PAYING AGENT AND AGENT BANK)

                                       AND

                      JPMORGAN CHASE BANK, NEW YORK BRANCH

                              (THE US PAYING AGENT)

                                       AND

                        J.P. MORGAN BANK LUXEMBOURG S.A.

                       (THE REGISTRAR AND TRANSFER AGENT)

                                       AND

                              THE BANK OF NEW YORK

                      (THE SEVENTH ISSUER SECURITY TRUSTEE)

                                  IN RESPECT OF
   US$750,000,000 SERIES 1 CLASS A ASSET BACKED FLOATING RATE SEVENTH ISSUER
                              NOTES DUE APRIL 2004
 US$22,500,000 SERIES 1 CLASS B ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040
 US$38,250,000 SERIES 1 CLASS M ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040
  US$1,250,000,000 SERIES 2 CLASS A ASSET BACKED FLOATING RATE SEVENTH ISSUER
                             NOTES DUE JANUARY 2008
 US$37,500,000 SERIES 2 CLASS B ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040
 US$63,750,000 SERIES 2 CLASS M ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040

                                  ALLEN & OVERY
                                     London

US$500,000,000 SERIES 3 CLASS A ASSET BACKED FIXED-FLOATING RATE SEVENTH ISSUER
                              NOTES DUE JULY 2020
 {pound-sterling}15,000,000 SERIES 3 CLASS B ASSET BACKED FLOATING RATE SEVENTH
                           ISSUER NOTES DUE JULY 2040
 {pound-sterling}20,000,000 SERIES 3 CLASS M ASSET BACKED FLOATING RATE SEVENTH
                           ISSUER NOTES DUE JULY 2040
 E500,000,000 SERIES 4 CLASS A1 ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040
    {pound-sterling}250,000,000 SERIES 4 CLASS A2 ASSET BACKED FLOATING RATE
                       SEVENTH ISSUER NOTES DUE JULY 2040
  E41,000,000 SERIES 4 CLASS B ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040
  E56,000,000 SERIES 4 CLASS M ASSET BACKED FLOATING RATE SEVENTH ISSUER NOTES
                                 DUE JULY 2040

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

                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation..........................................1
2.    Appointment of the Agents...............................................2
3.    The Seventh Issuer Notes................................................2
4.    Delivery of Definitive Seventh Issuer Notes; Transfers and Exchanges of
      Global Seventh Issuer Notes.............................................5
5.    Replacement Seventh Issuer Notes........................................5
6.    Payments to the Principal Paying Agent..................................6
7.    Replacement Seventh Issuer Notes........................................8
8.    Miscellaneous Duties of The Principal Paying Agent, The Registrar and
      Transfer Agent.........................................................11
9.    Agents to act for Seventh Issuer Security Trustee......................15
10.   Fees and Expenses......................................................17
11.   Terms of Appointment...................................................17
12.   Termination of Appointment.............................................20
13.   Non-Petition...........................................................23
14.   Time...................................................................24
15.   Notices and Demands....................................................24
16.   Miscellaneous..........................................................25
17.   Exclusion of Third Party Rights........................................26
18.   Governing Law..........................................................26
19.   Exclusion of Liability.................................................27

SCHEDULES

1.    Specified Offices of the Agents........................................28
2.    Regulations concerning the Transfer, Exchange and......................29
3.    Registration of the Registered Definitive Seventh Issuer Notes.........29



Signatories..................................................................31

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THIS AGREEMENT is made on {circle} March, 2003

BETWEEN:

(1) HOLMES FINANCING (NO. 7) PLC (registered number 4645659), a public limited company incorporated under the laws of England and Wales whose registered office is Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (the SEVENTH ISSUER);

(2) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch acting through its office at Trinity Tower, 9 Thomas More Street, London E1W 9YT (in its capacity as the PRINCIPAL PAYING AGENT);

(3) JPMORGAN CHASE BANK, LONDON BRANCH, formerly known as The Chase Manhattan Bank, London Branch acting through its office at Trinity Tower, 9 Thomas More Street, London E1W 1YT in its capacity as Agent Bank (the AGENT
      BANK);

(4) JPMORGAN CHASE BANK, NEW YORK BRANCH, formerly known as The Chase Manhattan Bank, New York Branch acting through its office at 450 West 33rd Street, New York, NY 10001-2697 (in its capacity as the US PAYING AGENT);

(5) J.P. MORGAN BANK LUXEMBOURG S.A., formerly known as Chase Manhattan Bank Luxembourg S.A. acting through its office at 5 Rue Plaetis, L-2238 Luxembourg, Grand Duchy of Luxembourg (in its capacity as the REGISTRAR which expression shall include such person and all other persons for the time being acting as the registrar or registrars pursuant to this Agreement);

(6) J.P. MORGAN BANK LUXEMBOURG S.A., formerly known as Chase Manhattan Bank Luxembourg S.A. acting through its office at 5 Rue Plaetis, L-2238, Luxembourg, Grand Duchy of Luxembourg (in its capacity as the TRANSFER AGENT which expression shall include such person and all other persons for the time being acting as the transfer agent or transfer agents pursuant to this Agreement); and

(7) THE BANK OF NEW YORK, acting through its office at One Canada Square, London E14 5AL (in its capacity as the SEVENTH ISSUER SECURITY TRUSTEE which expression shall include such person and all other persons for the time being acting as the security trustee or security trustees pursuant to the Seventh Issuer Deed of Charge).

IT IS AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

      The Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule, both signed for the purposes of identification by Allen & Overy and Slaughter and May on {circle}, 2003 (as the same may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master
      Definitions and Construction Schedule (as so amended, varied or supplemented) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto and this Agreement shall be construed in accordance with the interpretation provisions set out in Clause 2 of the Amended and Restated Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule. In the event of a conflict

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      between the Amended  and  Restated  Master  Definitions  and  Construction
      Schedule and the Seventh Issuer Master Definitions and Construction Schedule, the Seventh Issuer Master Definitions and Construction Schedule shall prevail.

2.    APPOINTMENT OF THE AGENTS

2.1   APPOINTMENT

      Upon and subject to the terms of this Agreement, the Seventh Issuer and, for the purposes of Clause 9 only, the Seventh Issuer Security Trustee hereby appoint, to carry out each of its respective obligations on a several but not joint basis:

      (a) the Principal Paying Agent as principal paying agent in respect of the Seventh Issuer Notes;

      (b) the US Paying Agent as paying agent in the United States in respect of the Seventh Issuer Notes;

      (c) the Agent Bank as agent bank for the purpose, inter alia, of calculating interest payable in respect of the Seventh Issuer Notes;

      (d) the Registrar as registrar for the purpose of recording the holders of the Seventh Issuer Notes; and

      (e) the Transfer Agent as transfer agent in respect of the Seventh Issuer Notes.

      The Seventh Issuer appoints the Agent Bank acting through its Specified Office as its agent in relation to the Seventh Issuer Notes for the purposes specified in this Agreement and in the Conditions.

2.2   ACCEPTANCE OF APPOINTMENT BY PAYING AGENTS, REGISTRAR AND TRANSFER AGENT

      The Principal Paying Agent, the US Paying Agent, the Registrar and the Transfer Agent each accept their respective appointments as agent of the Seventh Issuer and, for the purpose of Clause 9 only, as agent of the Seventh Issuer Security Trustee in relation to the Seventh Issuer Notes and shall comply with the provisions of this Agreement.

2.3   ACCEPTANCE OF APPOINTMENT BY AGENT BANK

      The Agent Bank accepts its appointment as agent of the Seventh Issuer for the purpose, inter alia, of calculating the rate of interest on the Seventh Issuer Notes in accordance with the Conditions, the Seventh Issuer Trust Deed and this Agreement.

3.    THE SEVENTH ISSUER NOTES

3.1   REG S GLOBAL SEVENTH ISSUER NOTES AND DOLLAR GLOBAL SEVENTH ISSUER NOTES

      The Reg S Global Seventh Issuer Notes and the Dollar Global Seventh Issuer Notes shall be in substantially the form set out in the First Schedule to the Seventh Issuer Trust Deed and shall, in each case, be executed manually or in facsimile by an Authorised Signatory of the Seventh Issuer and authenticated manually by or on behalf of the Principal Paying Agent on the Seventh Issuer Closing Date.

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

3.2   DEFINITIVE SEVENTH ISSUER NOTES

      Each Definitive Seventh Issuer Note shall:

      (a) be in substantially the form set out in the Second Schedule to the Seventh Issuer Trust Deed;

      (b) be printed, lithographed or typewritten in accordance with all applicable legal and stock exchange requirements;

      (c)    bear a unique certificate number; and

      (d) be executed manually or in facsimile by an Authorised Signatory of the Seventh Issuer and authenticated manually by the Principal Paying Agent.

3.3   FACSIMILE SIGNATURES ON SEVENTH ISSUER NOTES

      The Seventh Issuer may use for the purposes of executing any Global Seventh Issuer Notes or Definitive Seventh Issuer Notes, the facsimile signature of any person who at the date of this Agreement was duly authorised to sign the same on behalf of the Seventh Issuer, even if at the time of issue of such Global Seventh Issuer Note or Definitive Seventh Issuer Note, such person no longer holds (for whatever reason including death) the relevant office and any Global Seventh Issuer Notes or Definitive Seventh Issuer Notes so executed and authenticated will be valid and binding obligations of the Seventh Issuer. No Global Seventh Issuer Note or Definitive Seventh Issuer Note shall be valid for any purpose until it has been authenticated by the Principal Paying Agent in accordance with this Agreement and the Seventh Issuer Trust Deed.

3.4   AVAILABILITY

      The Seventh Issuer shall, on or prior to the Seventh Issuer Closing Date, deliver each unauthenticated Global Seventh Issuer Note to or to the order of the Principal Paying Agent for authentication in accordance with Clause 3.1. The Principal Paying Agent shall, on or about the Seventh Issuer Closing Date, authenticate and deliver each Global Seventh Issuer
      Note:

      (a) in the case of Reg S Global Seventh Issuer Notes, to the Common Depositary of Euroclear and Clearstream, Luxembourg against receipt from the Common Depositary of confirmation that the Common Depositary is holding the relevant Reg S Global Seventh Issuer
             Note in safe custody for the account of Euroclear and Clearstream, Luxembourg; and

      (b) in the case of Dollar Global Seventh Issuer Notes, to a custodian for DTC.

      The Principal Paying Agent shall hold in safe custody any unauthenticated Global Seventh Issuer Notes delivered to it in accordance with this Clause
      3.4 and shall ensure that they are authenticated and delivered only in accordance with this Agreement and the Seventh Issuer Trust Deed.

3.5   DEFINITIVE SEVENTH ISSUER NOTES

      If the Seventh Issuer is required to deliver Definitive Seventh Issuer Notes pursuant to the terms of the relevant Global Seventh Issuer Note and the Seventh Issuer Trust Deed, the Seventh Issuer shall arrange for Definitive Seventh Issuer Notes in an aggregate principal

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

      amount equal to the Principal Amount Outstanding of the relevant Global Seventh Issuer Note to be made available to or to the order of the Principal Paying Agent by the date falling 30 days after the occurrence of the relevant event as set out in Clause 3 of the Seventh Issuer Trust Deed. Any Definitive Seventh Issuer Notes will be in registered form and, in each case, in an Authorised Denomination. The Seventh Issuer shall also arrange, on written request, for such Definitive Seventh Issuer Notes as are required to enable the Principal Paying Agent to perform its respective obligations under Clause 5 to be made available to or to the order of the Principal Paying Agent from time to time.

3.6   DUTIES OF THE AGENT BANK

      The Agent Bank shall perform such duties at its Specified Office as are set forth in this Agreement and in the Conditions and such other duties as are reasonably incidental thereto at the request of the Seventh Issuer, the Seventh Issuer Security Trustee, the Paying Agents, the Registrar or the Transfer Agents. Save as hereinafter provided, as soon as practicable after 11.00 a.m. (London time), on each Interest Determination Date, the Agent Bank shall determine the rate of interest on each class of the Seventh Issuer Notes and the Interest Amount applicable to the next Interest Period in accordance with the Conditions and shall carry out all other relevant calculations under the Conditions. Further, the Agent Bank shall notify promptly by facsimile transmission, and in no event later than the third Business Day following each such Interest Determination Date, the Seventh Issuer, the Seventh Issuer Security Trustee, the Principal Paying Agent, the Seventh Issuer Cash Manager and the London Stock Exchange of the rate of interest so determined, the Interest Amount payable in respect of interest for such Interest Period and the Interest Payment Date in respect of such Interest Period specifying to the Seventh Issuer, the Seventh Issuer Cash Manager and the Seventh Issuer Security Trustee the rates upon which the same are based and (where relevant) the names of the banks quoting such rates provided that the Agent Bank shall make such determination and calculation in relation to each class of Seventh Issuer Notes on the basis of Condition 4 of the Seventh Issuer Notes.

      The Seventh Issuer Notes, on issue, are expected to be listed on the official list of the United Kingdom Listing Authority and to be admitted to trading on the London Stock Exchange. The Seventh Issuer will advise the Agent Bank and the Seventh Issuer Security Trustee in writing if such listing is withdrawn or if the Seventh Issuer Notes become listed on any other stock exchange.

3.7   PUBLICATION OF RATE OF INTEREST

      It shall be the responsibility of the Agent Bank to cause notice of such rates of interest, Interest Amounts for each Interest Period and the immediately succeeding Interest Payment Date to be notified to the London Stock Exchange and to be published in accordance with Conditions 4(E) and 14.

3.8   DUTIES OF THE PRINCIPAL PAYING AGENT

      The Principal Paying Agent shall procure the holding in safe custody of all unauthenticated Definitive Seventh Issuer Notes delivered to it in accordance with Clause 3.5 and shall ensure that such Definitive Seventh Issuer Notes are authenticated and delivered only in accordance with the terms hereof and of the Conditions.

3.9   AUTHORITY TO AUTHENTICATE

      The Principal Paying Agent or its designated agent (in respect of the Global Seventh Issuer Notes) is authorised and instructed by the Seventh Issuer to authenticate such Seventh Issuer

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

      Notes as may be required to be authenticated hereunder by the original signature of any of its officers or any other person duly authorised for the purpose by the Registrar.

4. DELIVERY OF DEFINITIVE SEVENTH ISSUER NOTES; TRANSFERS AND EXCHANGES OF GLOBAL SEVENTH ISSUER NOTES

4.1   DELIVERY OF DEFINITIVE SEVENTH ISSUER NOTES

      On or after the date for the exchange of any Global Seventh Issuer Note for Definitive Seventh Issuer Notes in accordance with the Conditions, the Registrar shall, against surrender of such Global Seventh Issuer Note cause the Principal Paying Agent to authenticate and deliver, or cause to be authenticated and delivered on its behalf, Definitive Seventh Issuer Notes in accordance with the Conditions and the Seventh Issuer Trust Deed provided that in no circumstances shall the aggregate principal amount of such Definitive Seventh Issuer Notes exceed the aggregate principal amount of the relevant Global Seventh Issuer Note.

4.2   ANNOTATION OF GLOBAL SEVENTH ISSUER NOTES

      On each occasion on which Definitive Seventh Issuer Notes are so delivered, the amount of the relevant Global Seventh Issuer Note shall be reduced by the amount of the Definitive Seventh Issuer Notes so delivered and the Registrar shall procure that there is noted in the schedule to the relevant Global Seventh Issuer Note the amount of Definitive Seventh Issuer Notes so delivered (the PRINCIPAL AMOUNT) and the remaining Principal Amount Outstanding of the relevant Global Seventh Issuer Note and shall procure the signature of such notation on its behalf.

5.    REPLACEMENT SEVENTH ISSUER NOTES

5.1   DELIVERY OF REPLACEMENTS

      The Principal Paying Agent (in the case of the Global Seventh Issuer Notes) or the Registrar (in the case of the Definitive Seventh Issuer Notes) shall, upon and in accordance with the instructions of the Seventh Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Seventh Issuer may reasonably require) and in the absence of notice to the Principal Paying Agent, the Registrar or the Seventh Issuer Security Trustee that such Seventh Issuer Note has been acquired by a bona fide purchase, authenticate or (in the case of the Definitive Seventh Issuer Notes) cause the Principal Paying Agent to authenticate and deliver a Seventh Issuer Note as a replacement for any such Seventh Issuer Note (of the same form) which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost provided that, however, the Principal Paying Agent or the Registrar (as the case may be) shall not deliver any such Seventh Issuer Note as a replacement for any Seventh Issuer Note (of the same form) which has been mutilated or defaced otherwise than against surrender of the same.

5.2   REPLACEMENTS TO BE NUMBERED

      Each replacement Seventh Issuer Note delivered hereunder shall bear a unique serial number.

5.3   CANCELLATION AND DESTRUCTION

      The Principal Paying Agent or the Registrar (as the case may be), shall cancel and destroy each mutilated or defaced Seventh Issuer Note surrendered to it and in respect of which a replacement has been delivered.

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5.4   VERIFICATION

      The Principal Paying Agent or the Registrar (as the case may be), shall obtain verification, in the case of an allegedly lost, stolen or destroyed Seventh Issuer Note in respect of which the serial number is known, that such Seventh Issuer Note has not previously been redeemed or paid. The Principal Paying Agent or the Registrar (as the case may be), shall not issue any replacement Seventh Issuer Note unless and until the Principal Paying Agent or the Registrar (as the case may be) and the Seventh Issuer agree that the applicant therefor has:

      (a)    paid such costs as may be incurred in connection therewith;

      (b) furnished it with such evidence and indemnification as the Seventh Issuer and the Principal Paying Agent or the Registrar (as the case may be), may reasonably require; and

      (c) in the case of any mutilated or defaced Seventh Issuer Note, surrendered it to the Principal Paying Agent or the Registrar (as the case may be).

5.5   NOTIFICATION

      Each of the Principal Paying Agent and the Registrar shall notify the Seventh Issuer of the delivery by it in accordance herewith of any replacement Seventh Issuer Note, specifying the serial number thereof and the serial number respectively (if and if known) of the Seventh Issuer Note which it replaces and confirm (if such be the case) that the Seventh Issuer Note which it replaces has been cancelled or destroyed and the Registrar shall, in addition, as promptly as is practicable, enter such details on the Register. Whenever any Seventh Issuer Note for which a replacement Seventh Issuer Note has been issued and of which the serial number is known is presented to any of the Paying Agents for payment, the relevant Paying Agent shall immediately send notice thereof to the Seventh Issuer, the Principal Paying Agent and the Registrar. No payment shall be made on such cancelled Seventh Issuer Note.

6.    PAYMENTS TO THE PRINCIPAL PAYING AGENT

6.1   SEVENTH ISSUER TO PAY THE PRINCIPAL PAYING AGENT

      In order to provide for the payment of interest and principal in respect of the Seventh Issuer Notes as the same become due and payable in accordance with the Conditions and the Seventh Issuer Trust Deed, the Seventh Issuer shall pay to the Principal Paying Agent or otherwise cause the Principal Paying Agent to receive an amount which is equal to the amount of principal and interest then falling due in respect of the Seventh Issuer Notes.

6.2   PAYMENT BY SEVENTH ISSUER

      The Seventh Issuer shall, not later than 11.00 a.m. (London time) on each Interest Payment Date, on which any payment of principal and interest in respect of the Seventh Issuer Notes becomes due, pay or cause to be paid to the Principal Paying Agent such amounts in euro, sterling or dollars, as the case may be, in immediately available funds as may be required for the purpose of paying principal or interest under the Seventh Issuer Notes, after taking account of any cash then held by the Principal Paying Agent and available for the purpose and such amounts to be paid to the credit of suitably designated accounts at such bank or banks in London for payment to the Noteholders as shall be notified to the Seventh Issuer by the Principal Paying Agent in writing two weeks before the first payment is due to be made to the Noteholders. The Principal Paying Agent shall notify the Seventh Issuer and/or the Seventh Issuer Security Trustee in writing, within five Business Days of any change of those accounts,

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      or any of them,  and (i) upon the  bankruptcy,  insolvency,  winding up or liquidation (other than the passing of any resolution by any Paying Agent in connection with any merger, conversion, consolidation, or transfer as contemplated by Clause 12.11) of any Paying Agent or (ii) upon default being made by any Paying Agent in the payment of any amounts in respect of principal or interest in accordance with this Agreement or (iii) failing payment within the designated periods of prescription specified in Condition 7, that the Principal Paying Agent shall hold all payments on trust for repayment to the Seventh Issuer.

6.3   NOTIFICATION OF PAYMENT BY SEVENTH ISSUER

      The Seventh Issuer shall procure that the bank effecting payment on its behalf confirms by tested telex or authenticated SWIFT message by 2.00 p.m. (London time) two Business Days prior to each date on which any payment is due to be made under Clause 6.2 that it has issued irrevocable payment instructions for the transfer of the relevant sum due on that date to the account of the Principal Paying Agent.

6.4   CONFIRMATION BY THE SEVENTH ISSUER

      (a) The Seventh Issuer will procure that the bank in London making payments on its behalf as referred to in Clause 6.2 will irrevocably confirm in writing to the Principal Paying Agent by 11 a.m. (London time) on each Interest Payment Date, as set out in Clause , that it has credited such account of the Principal Paying Agent as notified by the Principal Paying Agent to the Seventh Issuer from time to time, on such payment date.

      (b) Not later than one Business Day before making any payment pursuant to Clause 6.2 in respect of any class of the Seventh Issuer Notes, the Seventh Issuer shall notify, or procure the notification to, the Principal Paying Agent and the Seventh Issuer Security Trustee of the amount of interest or principal (as the case may be) payable in respect of each class of Seventh Issuer Notes on the date in question and the apportionment of such amount as between principal and interest.

      (c) Whilst the Seventh Issuer Notes of any class continue to be represented by Global Seventh Issuer Notes, the Principal Paying Agent shall pay or cause to be paid all payments of principal or interest (as the case may be) due in respect of such Seventh Issuer Notes to, or to the order of:

             (i) in the case of Reg S Global Seventh Issuer Notes, the Common Depository of Euroclear and Clearstream, Luxembourg; and

             (ii) in the case of Dollar Global Seventh Issuer Notes, the nominee of DTC,

      and shall give notice of all such payments to the Registrar.

      All such payments will be distributed without deduction or withholding for any taxes, duties, assessments or other governmental charges of whatever nature except as may be required by law. If any such deduction or withholding is required to be made, then neither the Seventh Issuer nor any other person will be obliged to pay any additional amounts in respect thereof.

6.5   EXCLUSION OF LIENS AND INTEREST

      The Principal Paying Agent shall:

      (a) not exercise any lien, right of set-off or similar claim in respect of monies received by the Principal Paying Agent in connection with its activities hereunder;

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      (b)    not be liable to any person for interest thereon; and

      (c) not be obliged to hold any funds received by it hereunder in a segregated account or accounts.

6.6   APPLICATION BY PRINCIPAL PAYING AGENT

      The Principal Paying Agent shall apply (or direct or cause application of) each amount paid to it hereunder in accordance with Clause 7 in respect of the Global Seventh Issuer Notes and Definitive Seventh Issuer Notes (if any) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Conditions in which event it shall repay to the Seventh Issuer such portion of such amount as relates to such payment, together with the fees applicable thereto (pro rata as to the amount and time) to the extent already paid pursuant to Clause 10, by paying the same by credit transfer in euro, sterling or dollars, as the case may be, to such account with such bank as the Seventh Issuer has by notice to the Principal Paying Agent specified for the purpose.

6.7   FAILURE TO NOTIFY PAYMENT INSTRUCTIONS

      If the Principal Paying Agent has not, by 3.00 p.m. (London time) on the Business Day before the date of due payment to it under Clause 6, received notification of the relevant payment instructions under Clause 6, it shall immediately notify the Seventh Issuer, the Registrar, the other Paying Agents, the Agent Bank and the Seventh Issuer Security Trustee by facsimile and telephone. If the Principal Paying Agent subsequently receives notification of such payment instructions, it shall forthwith notify the Seventh Issuer, the Registrar, the other Paying Agents, the Agent Bank and the Seventh Issuer Security Trustee.

6.8   FAILURE TO RECEIVE PAYMENT

      The Principal Paying Agent shall as soon as is reasonably practicable notify the Seventh Issuer Security Trustee, the Agent Bank, the other Paying Agents, the Registrar and the Seventh Issuer by facsimile and telephone if by 5.00 p.m. on the Interest Payment Date it has not received the deposit required by Clause 6.2 and/or there are not sufficient funds in euro, sterling or dollars, as the case may be, available to the Principal Paying Agent to discharge the amount of the monies payable thereon in accordance with the Conditions and/or the provisions of the Seventh Issuer Trust Deed on such Interest Payment Date.

7.    REPLACEMENT SEVENTH ISSUER NOTES

7.1   PAYMENTS IN RESPECT OF GLOBAL SEVENTH ISSUER NOTES

      Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of the Global Seventh Issuer Notes in accordance with the Conditions and the Seventh Issuer Trust Deed provided, however, that:

      (a) if any Global Seventh Issuer Note is presented or surrendered for payment to a Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall as soon as is reasonably practicable notify the Seventh Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Seventh Issuer and has received the amount to be so paid;

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      (b)    each Paying Agent shall cancel each Definitive Seventh Issuer Note against surrender of which it has made full payment and shall deliver each Definitive Seventh Issuer Note so cancelled by it to the Registrar;

      (c) in the case of payment of interest or principal against presentation of a Global Seventh Issuer Note, the Registrar shall note or procure that there is noted on the relevant schedule to such Global Seventh Issuer Note, the amount of such payment and, in the case of payment of principal, the remaining Principal Amount Outstanding of a Global Seventh Issuer Note and shall procure the signature of such notation on its behalf;

      (d) a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest if:

             (i) in the case of the Principal Paying Agent, it has not received the full amount of any payment due to it under Clause 6.1; or

             (ii)  in the case of any other Paying Agent:

                   (A) it has been notified in accordance with Clause 6 that the relevant irrevocable payment instructions have not been received, unless it is subsequently notified that such payment instructions have been received; or

                   (B) it is not able to establish that the Principal Paying Agent has received the full amount of any payment due to it under Clause 6.

7.2   PAYMENTS IN RESPECT OF DEFINITIVE SEVENTH ISSUER NOTES

      The Registrar will, in the case of Definitive Seventh Issuer Notes, notify the Principal Paying Agent, not later than five days after each Record Date, whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account. For those Noteholders who have chosen not to receive payments by transfer to a bank account, the Registrar will notify the Principal Paying Agent of the address of such Noteholder appearing in the Register to which cheques should be posted.

7.3   REGISTER

      The Principal Paying Agent shall make or shall procure payments of interest and principal in respect of the Definitive Seventh Issuer Notes in accordance with the Conditions and the Seventh Issuer Trust Deed by mailing a dollar cheque drawn on a bank in New York City, in the case of the Series 1 Class A Seventh Issuer Notes, the Series 1 Class B Seventh Issuer Notes, the Series 1 Class M Seventh Issuer Notes, the Series 2 Class A Seventh Issuer Notes, the Series 2 Class B Seventh Issuer Notes, the Series 2 Class M Seventh Issuer Notes and the Series 3 Class A Seventh Issuer Notes, a euro cheque drawn on a bank in London in the case of the Series 4 Class A1 Seventh Issuer Notes, the Series 4 Class B Seventh Issuer Notes and the Series 4 Class M Seventh Issuer Notes and a sterling cheque drawn on a bank in London in the case of the Series 3 Class B Seventh Issuer Notes, the Series 3 Class M Seventh Issuer Notes and the Series 4 Class A2 Seventh Issuer Notes to the address of the Noteholder appearing in the Register on the Record Date or, if the Noteholder has elected to do so, by transfer to a dollar, sterling or euro account, as the case may be.

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

7.4   NO OBLIGATION TO PAY

      No payments in respect of any Definitive Seventh Issuer Notes will be made on the final date for redemption, or as the case may be payment, or such earlier date as the relevant Definitive Seventh Issuer Notes may become repayable, or as the case may be payable, in whole unless the Registrar or any Transfer Agent confirms to the Principal Paying Agent that such Definitive Seventh Issuer Note has been surrendered to it.

7.5   PARTIAL PAYMENT

(a) The Principal Paying Agent shall not be obliged (but shall be entitled) to make payments of interest or principal in respect of a Global Seventh Issuer Note or a Definitive Seventh Issuer Note (as the case may be) if it has not received the full amount of any payment due to it under 6.1. If at any time and for any reason the Principal Paying Agent makes a partial payment in respect of a Global Seventh Issuer Note, the Registrar shall, in respect of such Global Seventh Issuer Note, endorse thereon a statement indicating the amount and date of such payment and in respect of Definitive Seventh Issuer Notes, the Registrar shall annotate the Register with such details.

(b)   (i)   If the Seventh  Issuer  intends to redeem all (but not some only) of any class of the Seventh Issuer Notes prior to their stated maturity date pursuant to and in accordance  with the terms of Condition 5(D)
            or (E),  it  shall  give not  more  than 60 nor  less  than 30 days'
            written  notice of such  intention  to the Seventh  Issuer  Security
            Trustee  and  the   Noteholders  in  accordance  with  the  relevant
            paragraphs of Condition 5 and stating the date on which such Seventh
            Issuer Notes are to be redeemed and shall give sufficient notice to the Principal Paying Agent to enable it to notify the Noteholders within such prescribed period.

      (i) The Principal Paying Agent shall promptly and in accordance with the Conditions on behalf of and at the expense of the Seventh Issuer publish the notices required in connection with such redemption.

(c) In the case of a partial redemption of any class of the Seventh Issuer Notes in accordance with Condition 5(B), the principal amount of the Seventh Issuer Notes being partially redeemed on an Interest Payment Date shall be redeemed on a pro rata basis in accordance with Condition 5(B).

7.6   EXCLUSION OF LIENS AND COMMISSIONS

      No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 or Clause
      7.2 in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.7   REIMBURSEMENT BY PRINCIPAL PAYING AGENT

      If a Paying Agent other than the Principal Paying Agent makes any payment in accordance with Clause 7.1 or Clause 7.2:

      (a) it shall notify the Principal Paying Agent of the amount so paid by it, the certificate or serial number of the Seventh Issuer Notes against presentation or surrender of which payment of principal or interest was made; and

      (b) subject to, and to the extent of, compliance by the Seventh Issuer with Clause 6.1 (whether or not at the due time), the Principal Paying Agent shall pay to such Paying

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

            Agent out of the funds received by the Principal Paying Agent under Clause 6.1, by credit transfer in euro, sterling or dollars, as the case may be, and in same day, freely transferable, cleared funds to such account with such bank in London as such Paying Agent has by notice to the Principal Paying Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.

7.8   APPROPRIATION BY PRINCIPAL PAYING AGENT

      If the Principal Paying Agent makes any payment in accordance with Clause 7.5(a), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 an amount equal to the amount so paid by it.

7.9   REIMBURSEMENT BY SEVENTH ISSUER

      If any Paying Agent (which for the avoidance of doubt includes the Principal Paying Agent) makes a payment in respect of the Seventh Issuer Notes at a time which the Principal Paying Agent has not received the full amount of the relevant payment due to it under Clause 6.1 and the Principal Paying Agent is not able out of the funds received by it under Clause 6.1 to reimburse such Paying Agent therefor (whether by payment under Clause 7.7 or appropriation under Clause 7.8), the Seventh Issuer shall from time to time on written demand pay to the Principal Paying Agent for account of such Paying Agent:

      (a) the amount so paid out by such Paying Agent and not so reimbursed to it; and

      (b) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount with proof thereof of such amount,

      provided, however, that any payment under paragraph above shall satisfy pro tanto the Seventh Issuer's obligations under Clause 6.1.

7.10  INTEREST

      Interest shall accrue for the purpose of Clause 7.9(b) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at a rate per annum specified by the Principal Paying Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

8. MISCELLANEOUS DUTIES OF THE PRINCIPAL PAYING AGENT, THE REGISTRAR AND TRANSFER AGENT

8.1   RECORDS

      The Registrar shall:

      (a) maintain a full and complete record of all Global Seventh Issuer Notes and Definitive Seventh Issuer Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement Global Seventh Issuer Notes and Definitive Seventh Issuer Notes issued in substitution for any lost, stolen, mutilated, defaced or destroyed Global Seventh Issuer Notes or Definitive Seventh Issuer Notes (as the case may be);

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

      (b) make such records available for inspection at all reasonable times by the Seventh Issuer, the Paying Agents, the Transfer Agent and the Seventh Issuer Security Trustee; and

      (c) make copies of this Agreement, the Seventh Issuer Trust Deed, the Seventh Issuer Deed of Charge and the Master Definitions and Construction Schedule and the Seventh Issuer Master Definitions and Construction Schedule available for inspection at its specified office at all reasonable times.

8.2   INFORMATION FROM PAYING AGENT

      The Paying Agents shall make available to the Registrar such information as is reasonably required for the maintenance of the records referred to in 8.1.

8.3   DEFINITIVE SEVENTH ISSUER NOTES IN ISSUE

      As soon as practicable (or in any event within five Business Days) after a request therefor by the Seventh Issuer or the Seventh Issuer Security Trustee, the Registrar shall (on the basis of the information maintained in accordance with Clause 8) notify the Seventh Issuer or the Seventh Issuer Security Trustee (as the case may be) in writing of the number of any Definitive Seventh Issuer Notes against surrender of which payment has been made and of the number of any Definitive Seventh Issuer Notes which have not yet been surrendered for payment and the details of all the Seventh Issuer Notes redeemed and cancelled.

8.4   FORWARDING OF COMMUNICATIONS

      The Principal Paying Agent shall promptly forward to the Seventh Issuer and the Seventh Issuer Security Trustee a copy of any notice or communication addressed to the Seventh Issuer by any Noteholder which is received by the Principal Paying Agent. The Transfer Agent or Registrar shall promptly notify the Principal Paying Agent in the event that it receives any such notice or communication and promptly forward such notice or communication to the Principal Paying Agent.

8.5   PUBLICATION OF NOTICES

      The Principal Paying Agent shall, upon and in accordance with the instructions, and at the expense of the Seventh Issuer but not otherwise, arrange for the publication in accordance with Condition 14 of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Seventh Issuer Security Trustee and a copy thereof to each other Paying Agent.

8.6   DESTRUCTION

      The Registrar may destroy each Definitive Seventh Issuer Note delivered to or cancelled by it in accordance with Clause 7.1(b), in which case it shall promptly furnish the Seventh Issuer and the Seventh Issuer Security Trustee, on request, with a certificate as to such destruction, specifying the reason for such destruction and the certificate or serial numbers of the relevant Definitive Seventh Issuer Note.

8.7   VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

      In the event of a meeting of the Noteholders the Principal Paying Agent shall, at the request of any Noteholder in accordance with the Seventh Issuer Trust Deed, issue voting certificates and block voting instructions in a form and manner which comply with the provisions of the

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

      Schedule Four to the Seventh Issuer Trust Deed (except that it shall not be required to issue the same less than forty-eight hours before the time for which the meeting or the poll to which the same relates has been convened or called). The Principal Paying Agent shall keep a full record of voting certificates and block voting instructions issued by it and will give to the Seventh Issuer, not less than one Business Day before the time appointed for any meeting or adjourned meeting, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

8.8   DUTIES OF THE TRANSFER AGENTS

      If and to the extent so specified by the Conditions and in accordance therewith and with the terms of this Agreement, or if otherwise requested by the Seventh Issuer, the Transfer Agents shall:

      (a) on behalf of the Registrar, authenticate Definitive Seventh Issuer Notes upon any transfer or exchange of interests in a Global Seventh Issuer Note for Definitive Seventh Issuer Notes;

      (b) on behalf of the Registrar, make available forms of transfer, forms of proxy and any certificates as to beneficial ownership in respect of the Seventh Issuer Notes, receive requests for the transfer of such Seventh Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, inform the Registrar of the name and address of the holder of each such Seventh Issuer Note, the serial numbers of any Definitive Seventh Issuer Notes, the name and address of the relevant person to be inserted in the Register, forward each such document to the Registrar and, upon being informed by the Registrar that the appropriate entries have been made in the Register and all formalities complied with, forthwith issue Definitive Seventh Issuer Notes on behalf of the Registrar representing the relevant Seventh Issuer Notes to be transferred;

      (c)    keep the Registrar informed of all transfers and exchanges; and

      (d) carry out such other acts as may be necessary to give effect to the Conditions, this Agreement and the Regulations.

8.9 AUTHENTICATION AND DELIVERY OF DEFINITIVE SEVENTH ISSUER NOTES AND MAINTENANCE OF REGISTER BY REGISTRAR

      The Registrar shall cause the Principal Paying Agent to authenticate and it shall deliver, or cause a Transfer Agent to deliver, any Seventh Issuer
      Note issued upon transfer in accordance with the Seventh Issuer Trust Deed and shall so long as any Definitive Seventh Issuer Notes are outstanding maintain a register in Luxembourg, or at such other place as the Seventh Issuer Security Trustee may approve in writing, in accordance with the Conditions, the Regulations and this Agreement. The Register shall show the Principal Amount Outstanding or total number outstanding, as the case may be, of each Definitive Seventh Issuer Note, the serial numbers thereof and the respective dates of issue and all subsequent transfers, cancellations and replacements thereof and all changes of ownership and the names and addresses of the holders of such Seventh Issuer Notes. The Registrar shall at all reasonable times during its office hours make the Register available to the Seventh Issuer, the Paying Agents and the Transfer Agents or any person authorised by any of them for inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of Noteholders, their addresses and holdings as they may request.

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

8.10  TRANSFER OF DEFINITIVE SEVENTH ISSUER NOTES

      The Registrar shall make available forms of transfer, forms of proxy, and certificates as to beneficial ownership in respect of the Definitive Seventh Issuer Notes, receive requests for the transfer of Definitive Seventh Issuer Notes, forms of transfer, forms of proxy, certificates and other evidence, effect the necessary entries and formalities and procure that it or the Transfer Agent on its behalf endorses the name and address of the transferee on each Definitive Seventh Issuer Note and delivers the same to the person entitled thereto. No transfer shall be registered for a period of 15 days immediately preceding any due date for payment in respect of the Seventh Issuer Notes or, as the case may be, the due date for redemption, or as the case may be, payment of any of the relevant Seventh Issuer Notes.

8.11  ADDITIONAL DUTIES

      The Registrar shall:

      (a) register all transfers of Definitive Seventh Issuer Notes in accordance with the terms of those Definitive Seventh Issuer Notes, the Seventh Issuer Trust Deed and the Conditions;

      (b) receive any document relating to or affecting the title to any of the Definitive Seventh Issuer Notes including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney;

      (c)    maintain proper records of the details of all documents received;

      (d) prepare all such lists of the holders of the Definitive Seventh Issuer Notes as may be required by the Seventh Issuer, any Paying Agent, the Seventh Issuer Security Trustee or any person authorised by any of them;

      (e) comply with the proper and reasonable requests of the Seventh Issuer with respect to the maintenance of the Register and give to the Paying Agents such information as may be reasonably required by it for the proper performance of its duties;

      (f) forthwith, and in any event within three Business Days of the relevant request (or within such longer period as may be required to comply with any applicable fiscal or other regulations), upon receipt by it of, or receipt by it of notification from the Transfer Agent of delivery to it of, Definitive Seventh Issuer Notes duly endorsed for transfer in the name of the registered holders or subsequent to the endorsement of a reduction in nominal amount of a Global Seventh Issuer Note for exchange into Definitive Seventh Issuer Notes, authenticate and issue duly dated and completed Definitive Seventh Issuer Notes and deliver the Definitive Seventh Issuer Notes in the name of the registered holders at its Specified Office or (at the risk of the relevant registered holders) send the Definitive Seventh Issuer Notes to such address as the registered holders may request; and

      (g) carry out such other acts as may reasonably be necessary to give effect to the Conditions, the Seventh Issuer Trust Deed, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Seventh Issuer Trust Deed, the Regulations and the Conditions.

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

8.12  SUPPLIES OF ADDITIONAL DEFINITIVE SEVENTH ISSUER NOTES

      The Seventh Issuer will deliver to the Transfer Agent and the Registrar for the performance of their duties hereunder from time to time so long as any of the Seventh Issuer Notes are outstanding, sufficient additional Definitive Seventh Issuer Notes as may be required for the performance of the duties of the Transfer Agent and the Registrar.

8.13  SAFE CUSTODY OF THE DEFINITIVE SEVENTH ISSUER NOTES

      Each of the Registrar and the Transfer Agent shall maintain in safe custody all Definitive Seventh Issuer Notes delivered to and held by it hereunder and shall ensure such Definitive Seventh Issuer Notes are issued only in accordance with the Conditions, the Seventh Issuer Trust Deed and the terms of this Agreement.

8.14  CERTIFICATION OF DEFINITIVE SEVENTH ISSUER NOTES HELD

      Within five Business Days of any request therefor by the Seventh Issuer or any of the Paying Agents, so long as any of the Seventh Issuer Notes are outstanding, the Registrar and the Transfer Agent shall certify to the Seventh Issuer, the Paying Agents and the Seventh Issuer Security Trustee the number of unauthenticated Definitive Seventh Issuer Notes held by it hereunder.

8.15  PROVISION OF INFORMATION

      Each of the Transfer Agent and the Registrar will give to the Paying Agents and, as appropriate, the Registrar or the Transfer Agent such further information with regard to its activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties.

8.16  REGULATIONS FOR THE DUTIES OF THE TRANSFER AGENTS AND THE REGISTRAR

      In the event that Definitive Seventh Issuer Notes are required to be issued, the Registrar shall (after consultation with the Seventh Issuer, the Paying Agents, the Transfer Agent and the Seventh Issuer Security Trustee) promulgate reasonable regulations concerning the carrying out of their respective duties, including the carrying out of transfers and exchanges of Definitive Seventh Issuer Notes and the forms and evidence to be proved. All such transfers and exchanges will be made subject to the Regulations. The initial Regulations are set out in the Schedule 2 hereto. The Regulations may be changed by the Seventh Issuer with the prior written approval of the Registrar and the Seventh Issuer Security Trustee, which approval shall not be unreasonably withheld or delayed. A copy of the current Regulations will be sent by the Registrar to any holder of a Definitive Seventh Issuer Note who so requests.

8.17  NOTIFICATION OF THE PRINCIPAL AMOUNT OUTSTANDING

      The Registrar shall, on the Business Day prior to each Interest Payment Date notify the Principal Paying Agent, the Seventh Issuer and the Seventh Issuer Cash Manager of the aggregate Principal Amount Outstanding of Definitive Seventh Issuer Notes.

9.    AGENTS TO ACT FOR SEVENTH ISSUER SECURITY TRUSTEE

9.1 At any time after an Event of Default in respect of the Seventh Issuer Notes or any of them shall have occurred:

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

      (a) the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar shall (where such agents act on behalf of the Seventh Issuer), if so required by notice in writing given by the Seventh Issuer Security Trustee to the Seventh Issuer and the Principal Paying Agent, the US Paying Agent, the Transfer Agent and the Registrar:

             (i) thereafter act as agents of the Seventh Issuer Security Trustee under the terms of the Seventh Issuer Trust Deed on the terms mutatis mutandis contained herein (save that the Seventh Issuer Security Trustee's liability under any provision herein contained for the remuneration and indemnification of such Agents shall be limited to the amount for the time being held by the Seventh Issuer Security Trustee on the trusts of the Seventh Issuer Trust Deed which is available to be applied by the Seventh Issuer Security Trustee for such purpose) and thereafter hold all Seventh Issuer Notes and all sums, documents and records held by them in respect of the Seventh Issuer Notes on behalf of the Seventh Issuer Security Trustee; and/or

             (ii) deliver up all Seventh Issuer Notes all sums, documents and records held by them in respect of the Seventh Issuer Notes to the Seventh Issuer Security Trustee or as the Seventh Issuer Security Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any applicable law or regulation; and/or

      (b) the Agent Bank shall, if so required by notice in writing given by the Seventh Issuer Security Trustee to the Agent Bank and until such appointment is terminated by the Seventh Issuer Security Trustee by notice in writing:

             (i) thereafter act as Agent Bank of the Seventh Issuer Security Trustee in relation to calculations and other related functions to be made or performed by, or on behalf of, the Seventh Issuer Security Trustee under the terms of the Seventh Issuer Trust Deed mutatis mutandis on the terms contained herein (save that the Seventh Issuer Security
                   Trustee's liability under any provision hereof for the remuneration and indemnification of the Agent Bank shall be limited to the amounts for the time being held by the Seventh Issuer Security Trustee in respect of principal and interest on the Seventh Issuer Notes on the trusts of the Seventh Issuer Trust Deed which is available to be applied by the Seventh Issuer Security Trustee for such purposes) and thereafter to hold on behalf of the Seventh Issuer Security Trustee all documents and records held by it in respect of principal and interest on the Seventh Issuer Notes; and/or

             (ii) deliver up all documents and records held by it in respect of principal and interest on the Seventh Issuer Notes to the Seventh Issuer Security Trustee or as the Seventh Issuer Security Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which the Agent Bank is obliged not to release by any applicable law or regulation.

9.2 The Seventh Issuer Security Trustee at any time may, if any Event of Default is remedied to the reasonable satisfaction of the Seventh Issuer Security Trustee during any applicable grace period, by notice in writing to the Seventh Issuer and the relevant Agents, withdraw any notice given by the Seventh Issuer Security Trustee pursuant to Clause 9.1 whereupon such Agents shall act as agents of the Seventh Issuer in accordance with the terms hereof. The withdrawal of any notice given by the Seventh Issuer Security Trustee pursuant to Clause 9.1

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

      shall not preclude the Seventh Issuer Security Trustee from issuing any other or further notices pursuant to that Clause on any subsequent occasion and at any time after the occurrence of an Event of Default, no notice given by the Seventh Issuer Security Trustee pursuant to Clause 9.1 shall be withdrawn except at the absolute discretion of the Seventh Issuer Security Trustee.

10.   FEES AND EXPENSES

10.1  FEES

      The Seventh Issuer shall pay to the Principal Paying Agent during the period when any of the Seventh Issuer Notes remain outstanding for its own account and for the account of the other Agents, such fees as may have been agreed in writing between the Seventh Issuer and the relevant Agent in respect of the services of the Agents hereunder (together with any amounts in respect of VAT or similar tax payable in respect thereof (against production of a valid tax invoice)). If any agent shall cease to be an Agent hereunder, it shall repay to the Seventh Issuer the unearned portion, calculated on a pro rata basis of the said fees and shall provide the Seventh Issuer with appropriate credit for any VAT in respect of the unearned portion.

10.1  FRONT-END EXPENSES

      The Seventh Issuer shall after receipt of an account of such expenses reimburse each Agent for its own account for all reasonable out-of-pocket expenses incurred by it in the negotiation, preparation and execution of this Agreement and for its own account for all reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and any reasonable communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (together with any amounts in respect of value added tax (against production of a valid tax invoice)) provided that such expenses shall not have been incurred as a result of the Agent's negligence, wilful misconduct or bad faith. The Principal Paying Agent will be responsible for distributing the remuneration and the relevant expenses of the Agent Bank, any other Paying Agent, any Transfer Agent and Registrar appointed hereunder.

10.2  TAXES AND EXPENSES OCCASIONED BY DEFAULT

      The Seventh Issuer shall pay all stamp, registration and other similar taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement.

10.4 Save as provided in this Clause 10 or as expressly provided elsewhere in this Agreement, the Seventh Issuer shall have no liability in respect of any fees or expenses of any Agents incurred by any of them in connection with the performance of their respective obligations hereunder.

11.   TERMS OF APPOINTMENT

11.1  RIGHTS AND POWERS OF THE PAYING AGENTS

      (a) The Paying Agents shall (except as ordered by a court of competent jurisdiction or as required by law or otherwise instructed by the
             Seventh  Issuer  or   the  Seventh  Issuer  Security  Trustee)  in
             connection with their services hereunder (whether or not the relevant Seventh Issuer Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein shown on the register) be entitled to treat the registered holder of any Seventh Issuer Note as the absolute owner of such Seventh Issuer Note for all purposes and make payments thereon accordingly Provided that where the Registrar has notified the Seventh Issuer of the presentation or surrender of any Seventh Issuer Note in accordance with Clause 7.1(a), the relevant Paying Agent shall not make payment thereon until so instructed by the Seventh Issuer.

      (b) Each of the Paying Agents, the Agent Bank, the Registrar and the Transfer Agent may in connection with its services hereunder:

             (i) rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

             (ii) engage and pay for the advice or services of any lawyers or other experts (being an appointee who shall have been previously approved in writing by the Seventh Issuer Security Trustee) whose advice or services it considers necessary and rely upon any written advice so obtained (and such Agent shall be protected and shall incur no liability as against the Seventh Issuer in respect of any action taken, or suffered to be taken in good faith, in accordance with such advice except to the extent that such liability arises out of any breach of contract, bad faith, misconduct or negligence on the part of such Agent);

             (iii) assume that the terms of each  Global Seventh Issuer Note or
                   (as the case may be) Definitive Seventh Issuer Note as issued are correct;

             (iv) refer any question relating to the ownership of any Global Seventh Issuer Note or Definitive Seventh Issuer Note (as the case may be), or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Global Seventh Issuer Note or Definitive Seventh Issuer Note (as the case may be) to the Seventh Issuer for determination by the Seventh Issuer and in good faith conclusively rely upon any determination so made; and

             (v) whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence or wilful misconduct on its part, accept a certificate signed by any person duly authorised on behalf of the Seventh Issuer as to any fact or matter prima facie within the knowledge of the Seventh Issuer as sufficient evidence thereof.

11.2  PROVISION OF SPECIMEN SIGNATURES

      The Seventh Issuer will supply the Principal Paying Agent and the Registrar with the names and specimen signatures of its Authorised Signatories.

11.3  EXTENT OF DUTIES

      Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall
      (i) be under any fiduciary duty towards any person other than the Seventh Issuer, (ii) be responsible for or liable in respect of the authorisation, validity or legality of any Global Seventh Issuer Note or Definitive Seventh Issuer Note (as the case may be) amount paid by it hereunder or any act or omission of any other person including, without limitation, any other Agent (except to the extent that such liability arises out of any breach of contract, bad faith, misconduct or negligence on the part of any such Agent), (iii) be under any obligation towards any person other than the Seventh Issuer Security Trustee, the Seventh Issuer and the other Agents or (iv) assume any relationship of agency or trust for or with any Noteholder except that funds received by the

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

      Paying Agents for the payment of any sums due in respect of any Seventh Issuer Notes shall be held by them on trust to the extent required by the Trust Indenture Act for the relevant Noteholders until the expiration of the relevant prescription period under the Seventh Issuer Trust Deed.

11.4  FREEDOM TO TRANSACT

      Each Agent may purchase, hold and dispose of beneficial interests in a Global Seventh Issuer Note or any Definitive Seventh Issuer Note (as the case may be) and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with the Seventh Issuer or any holders or owners of any Seventh Issuer Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Seventh Issuer or the Seventh Issuer Security Trustee in relation to the Seventh Issuer Notes.

11.5  INDEMNITY

      (a) The Seventh Issuer agrees to indemnify each Agent for, and to hold such Agent harmless against, any loss, liability or expense incurred without negligence or wilful misconduct on its part, arising out of, or in connection with, the acceptance and provision of any services by such Agent under this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement.

             No termination of this Agreement shall affect the obligations created by this Clause 11.5 of the Seventh Issuer to indemnify any Agent under the Conditions and to the extent set forth herein.

      (b) The Paying Agents, the Agent Bank, the Registrar and the Transfer Agent shall severally indemnify the Seventh Issuer and, for the purposes of Clause 9, the Seventh Issuer Security Trustee against any loss, liability, reasonable costs and expenses including any claim, action or demand which the Seventh Issuer or Seventh Issuer Security Trustee may incur or which may be made against it as a result of the breach by any Paying Agent, the Agent Bank, the Registrar or the Transfer Agent of the terms of this Agreement or its negligence, breach of contract, bad faith or misconduct or that of its officers or employees including any failure to obtain and maintain in existence any consent, authorisation, permission or licence required by it for the assumption, exercise and performance of its powers and duties hereunder.

11.6  AGENTS' COMMITMENTS

      No provisions of this Agreement shall require any Agent or the Seventh Issuer Security Trustee to expend its own funds or assume a financial commitment to a person not party to this Agreement (other than in the ordinary course of its business) in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such commitment is not reasonably assured to it.

11.7  EXCLUSION OF LIABILITY

      Notwithstanding anything in this Agreement to the contrary, in no event shall the Agents be liable under or in connection with this Agreement for indirect, special or consequential losses or damages of any kind, including lost profits, even if the Agents have been advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.

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

12.   TERMINATION OF APPOINTMENT

12.1  RESIGNATION

      Subject to Clause 12.9, the Paying Agents in respect of any or all classes of Seventh Issuer Notes or the Agent Bank, the Registrar or the Transfer Agent may resign its appointment upon not less than 60 days' written notice to the Seventh Issuer and the Seventh Issuer Security Trustee (with a copy to the Principal Paying Agent) to that effect, which notice shall expire not less than 30 days before a Interest Payment Date related to the affected class of Seventh Issuer Notes.

12.2  REVOCATION

      Subject to Clause 12.9, the Seventh Issuer may at any time with the prior written consent of the Seventh Issuer Security Trustee revoke its appointment of any Agent as its agent in relation to the Seventh Issuer Notes by not less than 60 days' written notice to the Seventh Issuer Security Trustee and such Agent whose appointment is to be revoked (with a copy to the Principal Paying Agent), which notice shall expire not less than 30 days before an Interest Payment Date.

12.3  AUTOMATIC TERMINATION

      If at any time:

      (a) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of any Agent;

      (b) any Agent admits in writing its insolvency or inability to pay its debts as they fall due or suspends payments of its debts;

      (c) an administrator or liquidator of any Agent of the whole or any part of the undertaking, assets and revenues of any Agent is appointed (or application for any such appointment is made);

      (d) any Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

      (e) an order is made or an effective resolution is passed for the winding up of any Agent; or

      (f) any event occurs which has an analogous effect to any of the foregoing,

      the Seventh Issuer may with the prior approval of the Seventh Issuer Security Trustee (which approval shall not be unreasonably withheld or delayed) forthwith terminate without notice the appointment of such Agent and the remaining Agents and the Seventh Issuer (or the Seventh Issuer Security Trustee, as applicable) shall give notice thereof to the Seventh Issuer Security Trustee and to the Noteholders in accordance with Condition 14. On the occurrence of any of the above, the relevant Agent shall forthwith notify the Seventh Issuer.

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

12.4  ADDITIONAL AND SUCCESSOR AGENTS

      The Seventh Issuer may with the prior written approval of the Seventh Issuer Security Trustee:

      (a) appoint a Successor Principal Paying Agent or Successor US Paying Agent; and/or

      (b)    appoint a Successor Agent Bank; and/or

      (c) appoint a Registrar and a Transfer Agent in accordance with the Conditions; and/or

      (d) appoint one or more additional Paying Agents in respect of any class of Seventh Issuer Notes; and/or

      (e) appoint an alternative Agent Bank in respect of any class of Seventh Issuer Notes; and/or

      (f) appoint an alternative Registrar in respect of any class of Seventh Issuer Notes; and/or

      (g) appoint an alternative Transfer Agent in respect of any class of Seventh Issuer Notes,

      and shall forthwith give notice of any such appointment to the continuing Agents and the Noteholders.

12.5  AGENT MAY APPOINT SUCCESSOR

      If any Agent gives notice of its  resignation  in  accordance  with Clause
      12.1 and by the tenth day before the expiration of such notice a Successor Agent has not been duly appointed, such Agent may itself, following such consultation with the Seventh Issuer as is practicable in the circumstances and with the prior written approval of the Seventh Issuer Security Trustee and the Seventh Issuer (Provided such failure to appoint was not due to default by the Seventh Issuer), appoint as its Successor Agent any reputable and experienced bank or financial institution and give notice of such appointment to the Seventh Issuer, the remaining Agents and the Noteholders.

12.6  RIGHTS OF SUCCESSOR AGENT

      Upon the execution by the Seventh Issuer and any Successor Agent of an instrument effecting the appointment of a Successor Agent, such Successor Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the relevant Agent herein and such predecessor, upon payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall thereupon become obliged to transfer, deliver and pay over, and such Successor Agent shall be entitled to receive, all monies, records and documents (including any Definitive Seventh Issuer Notes of the relevant class or classes of Seventh Issuer Notes, if any) held by such predecessor hereunder.

12.7  NOTICE TO NOTEHOLDERS

      The Seventh Issuer shall, within 30 days of the revocation of the appointment of any Agent, the appointment of a new Agent or the resignation of any Agent, give to the relevant Noteholders written notice thereof in accordance with Condition 14.

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

12.8  CHANGE OF SPECIFIED OFFICE

      If any Agent shall determine to change its Specified Office (which, in the case of the Paying Agents, may only be effected within the same city) it shall give to the Seventh Issuer and the Seventh Issuer Security Trustee written notice of such determination giving the address of the new Specified Office and stating the date on which such change is to take effect, which date shall not be less than 30 days after the date of such notice, provided that no such notice shall take effect within the period of 30 days before or after any Interest Payment Date. The Seventh Issuer shall, within 40 days of receipt of such notice (unless the appointment is pursuant to a revocation or termination under Clause 12.2 or 12.3 above on or prior to the ate of such change), give to the Noteholders notice of such change as approved by the Seventh Issuer Security Trustee and of the address of the Specified Office in accordance with Condition 14 but the costs of giving such notice shall be borne by such Agent changing its office and not by the Seventh Issuer.

12.9  LIMITATIONS ON RESIGNATION AND REVOCATION

      Notwithstanding Clause 12.1 and 12.2:

      (a) if there is only one Paying Agent, no resignation by or termination of the appointment of the Paying Agent shall take effect until a new Paying Agent in respect of the affected class or classes of Seventh Issuer Notes, approved in writing by the Seventh Issuer Security Trustee, has been appointed on terms previously approved in writing by the Seventh Issuer Security Trustee;

      (b) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in respect of the affected class or classes of Seventh Issuer Notes having a Specified Office in London;

      (c) no appointment or termination of the appointment of a Paying Agent shall take effect unless and until notice thereof shall have been given to the relevant Noteholders in accordance with the Seventh Issuer Trust Deed and the Conditions;

      (d) no resignation by or revocation of the appointment of the Agent Bank shall take effect until a new Agent Bank having its Specified Office in London has been appointed;

      (e) no resignation by or termination of the appointment of the Registrar shall take effect until a new Registrar having its Specified Office in London has been appointed; and

      (f) the appointment of any additional Paying Agent shall be mutatis mutandis on the terms and subject to the conditions of this Agreement and each of the parties hereto shall co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of such Paying Agent.

12.10 EFFECT OF RESIGNATION, REVOCATION AND TERMINATION

      Upon any resignation or revocation taking effect under Clause 12.1 or 12.2 or any termination under Clause 12.3, the relevant Agent shall:

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

      (a) without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clauses 10, 11 and 12);

      (b) repay to the Seventh Issuer such part of any fee paid to it in accordance with Clause 10.1 as shall relate to any period thereafter;

      (c) deliver to the Seventh Issuer and to its Successor Agent a copy, certified as true and up-to-date by an officer of such Agent of the records maintained by it pursuant to this Agreement;

      (d) forthwith transfer all monies and papers (including any unissued Definitive Seventh Issuer Notes held by it hereunder) to its successor in that capacity and provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder; and

      (e) in the case of a Paying Agent, pay to the Successor Paying Agent any amount held by it for payment of principal or interest in respect of the relevant Seventh Issuer Notes.

12.11 MERGER

      Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Seventh Issuer, the Seventh Issuer Security Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Written notice of any such merger or conversion shall forthwith be given by such successor to the Seventh Issuer, the Seventh Issuer Security Trustee and the other Agents.

13.   NON-PETITION

      (a) Each of the Agents and the Seventh Issuer Security Trustee, in relation to any fees, costs and expenses payable to the Seventh Issuer Security Trustee but without prejudice to the rights of the Seventh Issuer Security Trustee under and the provisions of, the Seventh Issuer Deed of Charge, undertakes to the Seventh Issuer that until one year and one day has elapsed since the last day on which the Seventh Issuer has discharged all of its obligations in relation to all the Seventh Issuer Notes, none of them will petition or commence proceedings for the administration or winding up of the Seventh Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Seventh Issuer.

      (b) Each of the Agents and the Seventh Issuer Security Trustee shall have recourse only to the Seventh Issuer Charged Property subject always to the charges set out in the Seventh Issuer Deed of Charge and the priority of payments set out therein. Upon final realisation of the Seventh Issuer Charged Property, none of the Agents and the Seventh Issuer Security Trustee or any person acting on its behalf shall be entitled to take any further steps against the Seventh Issuer to recover any sums due to each of the Agents and the Seventh Issuer Security Trustee but still unpaid and all claims in respect of such sums due but still unpaid shall be extinguished.

      (c) Each of the Agents hereby covenants and agrees with the Seventh Issuer and the Seventh Issuer Security Trustee that:

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

             (i) only the Seventh Issuer Security Trustee may enforce the security created in favour of the Seventh Issuer Security Trustee by the Seventh Issuer Deed of Charge in accordance with its provisions; and

             (ii) it will not in relation to the matters contemplated in this Agreement take any steps for the purpose of recovering any sums due under this Agreement or enforcing any rights arising out of this Agreement or institute against the Seventh Issuer or join any other person in instituting against the Seventh Issuer any winding up, arrangement, reorganisation, liquidation, bankruptcy, insolvency or other proceedings under any similar law for a period of one year and one day after all the Seventh Issuer Notes issued by the Seventh Issuer have been redeemed.

      (d) Notwithstanding any other provisions of this Agreement, each of the Agents hereby agrees to be bound by the provisions of the Seventh Issuer Deed of Charge and in particular confirms that no sum due under the Seventh Issuer Deed of Charge will be due and payable by the Seventh Issuer except in accordance with the Seventh Issuer Deed of Charge, unless and until all sums thereby required to be paid in priority thereto have been paid or discharged in full.

      (e) Each of the Agents hereby undertakes with the Seventh Issuer Security Trustee and the Seventh Issuer that if, whether in the liquidation of the Seventh Issuer or otherwise (and notwithstanding the provisions of this Clause 13), any payment is made to or amount recovered by any Agent other than in accordance with or the Seventh Issuer Deed of Charge, the amount so paid or recovered shall be paid by such Agent to the Seventh Issuer Security Trustee; provided however that this Clause 13 shall have effect only to the extent it does not create and is not deemed to create or constitute a Security Interest.

14.   TIME

      Any date or period specified herein may be postponed or extended by mutual agreement among the parties but, as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

15.   NOTICES AND DEMANDS

15.1  SERVICE OF NOTICES

      Any notice, communication or demand made under or in connection with this Agreement shall be in writing and shall be delivered personally, or by post, fax or cable to the addresses given in Clause 15.2 (Address) or at such other address as the recipient may have notified to the other party in writing. Proof of posting or despatch of any notice or communication shall be deemed to be proof of receipt:

      (a)    in the  case of a letter, on the third business day after posting;
             and

      (b)    in the case of a facsimile on the business day of despatch.

15.2  ADDRESS

      The addresses referred to in this Clause 15.2 (Address) are as follows:

      (a) in the case of the Seventh Issuer, to Holmes Financing (No. 7) PLC, c/o Abbey National House, 2 Triton Square, Regent's Place, London NW1 3AN (facsimile number (44) 20 7756 5627) for the attention of the Company Secretary with a copy to Abbey National plc, c/o Abbey House (AAM 126), 201 Grafton Gate East, Milton Keynes MK9 1AN (facsimile number (44) 1908 343 019) for the attention of Securitisation Team, Retail Customer Risk and Decisioning;

      (b) in the case of the Principal Paying Agent, to JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 1202 347 945) for the attention of the Manager, Capital Markets Fiduciary Services;

      (c) in the case of the US Paying Agent, to JPMorgan Chase Bank, New York Branch, 450 West 33rd Street, New York, NY 10001-2697 (facsimile number (1) 212 946 8177) for the attention of the Manager, Capital Markets Fiduciary Services;

      (d) in the case of the Seventh Issuer Security Trustee, to The Bank of New York, One Canada Square, London E14 5AL (facsimile number (44) 20 7964 6061/6399) for the attention of Global Structured Finance
             - Corporate Trust;

      (e) in the case of the Agent Bank, to JPMorgan Chase Bank, London Branch, Trinity Tower, 9 Thomas More Street, London E1W 1YT (facsimile number (44) 1202 347 945) for the attention of the Manager, Capital Markets Fiduciary Services;

      (f) in the case of the Registrar, to J.P. Morgan Bank Luxembourg S.A., 5 Rue Plaetis, L-2238, Luxembourg (facsimile number (352) 4626 85380) for the attention of the Manager, Capital Markets Fiduciary Services;

      (g) in the case of the Transfer Agent, to J.P. Morgan Bank Luxembourg S.A., 5 Rue Plaetis, L-2238, Luxembourg (facsimile number (352) 4626 85380) for the attention of the Manager, Capital Markets Fiduciary Services;

      (h) in the case of Moody's, to Moody's Investor Services, 2 Minster Court, Mincing Lane, London EC3R 7XB (facsimile number (44) 20 7772 5400) for the attention of Nick Lindstrom, Asset Backed Finance;

      (i) in the case of S&P, to Standard & Poor's, Garden House, 18 Finsbury Circus, London EC2M 7BP (facsimile number (44) 20 7826
             3598) for the attention of the Structured Finance Surveillance Group; and

      (j) in the case of Fitch, to Fitch Ratings Limited, Eldon House, 2 Eldon Street, London EC2M 7UA (facsimile number (44) 20 7417 6262) for the attention of European Structured Finance,

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 15.

16.   MISCELLANEOUS

16.1  COUNTERPARTS

      This Agreement may be executed in any number of counterparts each of which, when executed and delivered, shall constitute an original, but all
      the  counterparts   shall  together  constitute  but  one  and  the  same
      instrument Provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

16.2  AMENDMENTS

      This Agreement may be amended by the parties hereto, without the consent of any Noteholder, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective provision contained herein or in any manner which the parties may agree is necessary or desirable, provided that such amendment shall not be inconsistent with the Conditions and, in the Seventh Issuer Security Trustee's sole discretion, shall not be materially prejudicial to the Noteholders of any class.

17.   EXCLUSION OF THIRD PARTY RIGHTS

      The parties to this Agreement do not intend that any term of this Agreement should be enforced, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

18.   GOVERNING LAW

18.1  GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, English law.

18.2   JURISDICTION

(a) The Agents irrevocably agree for the benefit of the Seventh Issuer and the Seventh Issuer Security Trustee that the courts of England are to have jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings arising out of or in connection with this Agreement (together referred to as PROCEEDINGS) may be brought in the courts of England.

(b) The Agents irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgement in any Proceedings brought in the courts of England shall be conclusive and binding upon the Agents and may be enforced in the courts of any other jurisdiction.

(c) Nothing contained in this Clause shall limit any right to take Proceedings against any party to this Agreement in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(d) The US Paying Agent, the Registrar and the Transfer Agent each irrevocably and unconditionally appoints the Principal Paying Agent at its registered office for the time being as its agent for service of process in England in respect of any Proceedings and undertakes that in the event of it ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

(e)    The US Paying Agent, the Registrar and the Transfer Agent each:

       (i) agree to procure that, so long as any of the Seventh Issuer Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Seventh Issuer Security Trustee with an office in London with authority to accept service as aforesaid;

       (ii) agree that failure by any such person to give notice of such service of process to the relevant Paying Agent shall not impair the validity of such service or of any judgement based thereon;

       (iii) consent to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the relevant Paying Agent in accordance with Clause 15; and

       (iv) agree that nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

18.3  APPROPRIATE FORUM

      Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

18.4  NON-EXCLUSIVITY

      The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of the parties or any of them to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

19.   EXCLUSION OF LIABILITY

      The Seventh Issuer Security Trustee is a party to this Agreement only to receive the benefit of the provisions in this Agreement and has no liability under this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                  SCHEDULE 1

                        SPECIFIED OFFICES OF THE AGENTS

THE PRINCIPAL PAYING AGENT


Trinity Tower
9 Thomas More Street
London
E1W 1YT



THE US PAYING AGENT


450 West 33rd Street
New York
NY 10001-2697



THE AGENT BANK


Trinity Tower
9 Thomas More Street
London E1W 1YT



THE REGISTRAR


5 Rue Plaetis,
L-2238, Luxembourg



The Transfer Agent


5 Rue Plaetis,
L-2238, Luxembourg

                                  SCHEDULE 2

               REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND

        REGISTRATION OF THE REGISTERED DEFINITIVE SEVENTH ISSUER NOTES



1. In this Schedule, any reference to Seventh Issuer Note or Seventh Issuer Notes shall be construed as a reference to a Definitive Seventh Issuer
      Note in registered form. The Seventh Issuer Notes are in a denomination of [E500,000, {pound-sterling}10,000 or {pound-sterling}100,000, $1,000,
      $10,000 or $100,000], depending on the currency of denomination, or integral multiples in excess thereof or in such other denominations as the Note Trustee shall determine and notify to the relevant Noteholders.

2. Subject to paragraph 6 below, a Seventh Issuer Note may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, transferor shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3. The Seventh Issuer Note to be transferred or exchanged must be surrendered for registration, together with a duly completed and executed form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) at the Specified Office of the Paying Agents, the Registrar or the Transfer Agent, together with such evidence as the Paying Agents, the Registrar or the Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer or exchange of a Seventh Issuer Note shall conform to any list of duly authorised specimen signatures supplied by the holder of such Seventh Issuer Note or be certified by a financial institution in good standing, notary public or in such other manner as the Paying Agents, the Registrar or the Transfer Agent may require.

4. No Noteholder may require the transfer of a Seventh Issuer Note to be registered during the period of 15 calendar days ending on an Interest Payment Date in respect of such Seventh Issuer Note.

5. The executors or administration of a deceased holder of any Seventh Issuer Notes (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Seventh Issuer as having any title to such Seventh Issuer Notes.

6. Any person becoming entitled to any Seventh Issuer Notes in consequence of the death or bankruptcy of the holder of such Seventh Issuer Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Paying Agents, the Registrar or the Transfer Agent shall require (including legal opinions), become registered himself as the holder of such Seventh Issuer Notes or, subject to the provisions of these Regulations, the Seventh Issuer Notes and the relevant Conditions as to transfer, may transfer such Seventh Issuer Notes. The Seventh Issuer, the Transfer Agent, the Registrar and the Paying Agents shall be at liberty to retain any amount payable upon the Seventh Issuer Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer the relevant Seventh Issuer Notes.

7. Unless otherwise required by him and agreed by the Seventh Issuer, the holder of any Seventh Issuer Notes shall be entitled to receive only one Seventh Issuer Note in respect of his holding.

8. The joint holders of any Seventh Issuer Note shall be entitled to one Seventh Issuer Note only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

9. Where there is more than one transferee (to hold other than as joint holders), separate forms of transfer (obtainable from the specified office of a Paying Agent, the Registrar or the Transfer Agent) must be completed in respect of each new holding.

10. Where a holder of Seventh Issuer Notes has transferred part only of his holding comprised therein, there shall be delivered to him a new Seventh Issuer Note in respect of the balance of such holding.

11. The Seventh Issuer, the Transfer Agent, a Paying Agent and the Registrar shall, save in the case of the issue of replacement Seventh Issuer Notes pursuant to the Conditions, make no charge to the holders for the registration of any holding of Seventh Issuer Notes or any transfer thereof or for the issue of any Seventh Issuer Notes or for the delivery thereof at the Specified Office of the Transfer Agent, such Paying Agent or the Registrar or by uninsured post to the address specified by the holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the holder or the transferee thereof as the Paying Agents, the Registrar or the Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

12. Provided a transfer of a Seventh Issuer Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Seventh Issuer Note(s) transferred are presented to the Transfer Agent and/or a Paying Agent in accordance with the Seventh Issuer Paying Agency and Agent Bank Agreement and these Regulations and subject to unforeseen circumstances beyond the control of the Transfer Agent, a Paying Agent or the Registrar arising, such Transfer Agent, Paying Agent and the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office or despatch to the transferee by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Seventh Issuer Notes may have specified, a Seventh Issuer Note in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Seventh Issuer Note by or on behalf of the Registrar; and, for the purposes of this paragraph, business day means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Paying Agents, the Registrar and the Transfer Agent have their respective Specified Office.

                                  SIGNATORIES



SEVENTH ISSUER


SIGNED for and on behalf of           )
HOLMES FINANCING (NO. 7) PLC          )





PRINCIPAL PAYING AGENT AND AGENT BANK


SIGNED for and on behalf of           )
JPMORGAN CHASE BANK,                  )
LONDON BRANCH                         )





US PAYING AGENT


SIGNED for and on behalf of           )
JPMORGAN CHASE BANK,                  )
NEW YORK BRANCH                       )





Registrar and Transfer Agent


SIGNED for and on behalf of           )
J.P. MORGAN                           )
BANK LUXEMBOURG S.A.                  )





SEVENTH ISSUER SECURITY TRUSTEE


SIGNED for and on behalf of           )
THE BANK OF NEW YORK                  )


Without prejudice to the foregoing execution of this Agreement, [J.P. Morgan Bank Luxembourg S.A.] expressly and specifically confirms its agreement with the provisions of Clause 18 of this Agreement for the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters signed at Brussels, on 27th September, 1968, as amended.



Signed by:






For and on behalf                                 J.P. MORGAN BANK
                                                  LUXEMBOURG S.A.


































                                       32